SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2003

Global Crossing Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-16201	98-0407042
(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street Hamilton, Bermuda	HM12
(Address of Principal Executive Offices)	(Zip Code)

                (441) 296-8600

(Registrant’s Telephone Number, Including Area Code)

Item 1. Change in Control of Registrant.

On December 9, 2003 (the “Effective Date”), Global Crossing Limited (formerly GC Acquisition Ltd.), a newly-formed company organized under the laws of Bermuda (“New GCL”), became the successor to Global Crossing Ltd., a company organized under the laws of Bermuda (“Old GCL”), as a result of the consummation of the transactions contemplated by the Joint Plan of Reorganization of Old GCL and certain of its debtor subsidiaries (Old GCL, collectively with its debtor subsidiaries, the “Debtors”), as amended (the “Plan of Reorganization”), pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Pursuant to the Plan of Reorganization and that certain Purchase Agreement, dated as of August 9, 2002, as amended on December 20, 2002, May 13, 2003, October 13, 2003, November 14, 2003 and December 3, 2003 (the “Purchase Agreement”), by and among Singapore Technologies Telemedia Pte Ltd (“ST Telemedia”), Old GCL, Global Crossing Holdings Ltd., a company organized under the laws of Bermuda (“Old GCHL”), and the Joint Provisional Liquidators of Old GCL and Old GCHL (the “JPLs”), STT Crossing Ltd., a wholly owned subsidiary of ST Telemedia organized under the laws of Mauritius, purchased on the Effective Date a 61.5% voting interest in the capital stock of New GCL, including (i) 6,600,000 shares of common stock of New GCL, par value $.01 per share, and (ii) 18,000,000 shares of preferred stock of New GCL, par value $.10 per share. In this Current Report on Form 8-K, references to the “Company,” “we,” “us” and “our” in respect of time periods preceding the Effective Date are references to Old GCL and its consolidated subsidiaries, while such references in respect of time periods commencing with the Effective Date are references to New GCL and its consolidated subsidiaries.

In addition, pursuant to the Plan of Reorganization and the Purchase Agreement, (i) substantially all of the assets of Old GCL have been transferred to New GCL, and substantially all of the assets of Old GCHL, including the stock of its subsidiaries, have been transferred to Global Crossing Holdings Limited (formerly GC Holdings Ltd.), a newly-formed company organized under the laws of Bermuda (“GCHL”), and (ii) ST Telemedia purchased $200,000,000 aggregate principal amount of 11% Senior Secured Notes due 2006 (the “Notes”) issued by Global Crossing North American Holdings, Inc., a Delaware corporation and an indirect subsidiary of the Company (“GCNAH”), in a private offering of securities exempt from the registration requirements of the Securities Act of 1933, as amended. As previously reported, the Plan of Reorganization contemplated the issuance of the Notes to the former creditors of Old GCL. However, pursuant to an amendment to Plan of Reorganization filed and approved by the Bankruptcy Court on December 3, 2003, which is incorporated herein by reference, the former creditors of Old GCL agreed to accept the $200,000,000 cash proceeds from the issuance of the Notes, and ST Telemedia agreed to purchase the Notes.

As a companion to the Plan of Reorganization, Schemes of Arrangement (the “Schemes”) were proposed for the Debtors incorporated in Bermuda. The Schemes were sanctioned by the Supreme Court of Bermuda on January 3, 2003, and the Schemes became effective on December 9, 2003. The JPLs were subsequently discharged from their roles. With respect to Old GCL and Old GCHL, winding up petitions were formally heard and each of Old GCL and Old GCHL was placed in liquidation. Liquidators were appointed for each of Old GCL and Old GCHL, thereby extinguishing any residual power of the boards and management of Old GCL and Old GCHL. As a result, Old GCL and Old GCHL are no longer affiliates of the Company.

After giving effect to the Purchase Agreement, the board of directors of New GCL consists of ten members. Eight members of the board of directors are designated by ST Telemedia, and two members of the board of directors are designated by the former creditors of Old GCL. After giving effect to the Purchase Agreement, the following individuals are now directors of New GCL: Edward C. “Pete” Aldridge Jr., Lodewijk Christiaan van Wachem, Archie Clemins, Donald L. Cromer, Richard R. Erkeneff, Charles Macaluso, Michael Rescoe, Robert J. Sachs, Peter Seah Lim Huat, and Lee Theng Kiat.

The following table describes the distributions made to holders of each Class of Claims pursuant to the Plan of Reorganization on the Effective Date. Capitalized terms used in the table but not defined herein or therein shall have the meanings ascribed to them in the Plan of Reorganization.

Class	Description	Distribution
—	Administrative Expense Claims	Holders of Administrative Expense Claims received payment in full (or as otherwise agreed).
—	Priority Tax Claims	Holders of Priority Tax Claims either received payment in full on the Effective Date or will receive payment over six years from the date of assessment of the tax, with interest or payment as otherwise agreed.
A	Priority Non-Tax Claims	Holders of Class A Claims received payment in full of the allowed amount of such claim (or as otherwise agreed).
B	Other Secured Claims	Holders of Class B Claims either received payment in full, or the Debtors reinstated the debt, returned the collateral or provided periodic cash payments having a present value equal to the value of the secured creditor’s interest in the Debtors’ property.
C	Lender Claims	Holders of Class C Claims received approximately $490,000,000 in cash, 2,400,000 shares of the common stock of New GCL, 50% of the beneficial interests in the Liquidating Trust, 50% of the Bermuda Account Discharge Date Distribution, 100% of recovery from a certain reimbursement claim and certain letters of credit.
D	Old GCHL Notes Claims	Holders of Class D Claims received approximately $22,000,000 in cash, 9,373,650 shares of common stock of New GCL, 37.95% of the beneficial interests in the Liquidating Trust and 37.95% of the Bermuda Account Discharge Date Distribution.
E	Global Crossing North America, Inc. Notes Claims	Holders of Class E Claims received approximately $4,000,000 in cash, 1,521,520 shares of common stock of New GCL, 6.16% of the beneficial interests in the Liquidating Trust and 6.16% of the Bermuda Account Discharge Date Distribution.
F	General Unsecured Claims	Holders of Class F Claims received approximately $5,000,000 in cash, 2,104,830 shares of the common stock of New GCL, 5.89% of the beneficial interests in the Liquidating Trust and 5.89% of the Bermuda Account Discharge Date Distribution.
G	Convenience Claims	Holders of Class G Claims received the lesser of their pro rata share of $3,000,000 or 5% in cash.
H	Intercompany Claims	Unless otherwise agreed, Class H Claims were eliminated and discharged by the offset, distribution, cancellation, or contribution of such claim. Holders of these claims did not receive any of the property distributed to other claimholders under the Plan of Reorganization.
I	Old GCHL Preferred Stock	Holders of Class I Claims did not receive any distribution under the Plan of Reorganization.
J	Old GCL Preferred Stock	Holders of Class J Claims did not receive any distribution under the Plan of Reorganization.
K	Old GCL Common Stock	Holders of Class K Claims did not receive any distribution under the Plan of Reorganization.
L	Securities Litigation Claims	Holders of Class L Claims did not receive any distribution under the Plan of Reorganization.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Reorganization and the Purchase Agreement.

Item 5. Other Events and Required FD Disclosure

As a result of the consummation of the Plan of Reorganization, the Company has implemented the “fresh start” accounting provisions of AICPA Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The fresh start accounting provisions require the Company to adjust the carrying value of its recorded consolidated assets and liabilities to their estimated fair values on the Effective Date. The “fresh start” balance sheet of the reorganized company as of the Effective Date is included in Exhibit 99.1 to this Current Report on Form 8-K.

New GCL is the successor registrant to Old GCL, New GCL’s former parent company, which is no longer affiliated with the Company. Accordingly, New GCL’s ordinary shares are deemed registered under Section 12(g) of the Exchange Act. New GCL’s ordinary shares are currently trading on the “Pink Sheets” under the symbol GLBCF.PK.

Item 7.    Financial Statements and Exhibits.

Forward-Looking Statements

Some of the statements contained in this Form 8-K, including the Exhibit hereto refer to future expectations and business strategies or include other “forward-looking statements,” as defined in Section 21E of the Securities Exchange Act of 1934. These statements set forth anticipated results based on management’s plans and assumptions. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” and similar expressions in discussion of future operating and financial performance or strategies. These statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived from numerous assumptions. These factors could cause our actual results to differ materially from the forward-looking data. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this document. These forward-looking statements should, therefore, be considered in light of various important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements including, without limitation:

•	We incurred substantial operating losses in 2003, and, in the near term, we will not generate funds from operations sufficient to meet all of our cash requirements.

•	The prices we charge for our services have been decreasing, and we expect that such decreases will continue over time.

•	We may not be able to continue to connect our network to incumbent carriers’ networks or maintain Internet peering arrangements on favorable terms.

•	The inadvertent violation of the network security agreement could have severe consequences.

•	The bankruptcies of potential customers have diminished our sales prospects and may have an adverse effect on our results of operations.

•	Technology advances and regulatory changes are eroding traditional barriers between formerly distinct telecommunications markets, which could increase the competition we face and put downward pressure on prices.

•	Many of our competitors have superior resources, which could place us at a cost and price disadvantage.

•	Our selection of technology could prove to be incorrect, ineffective or unacceptably costly, which could limit our ability to compete effectively.

•	We depend on our third parties for many functions. If the services of those third parties become unavailable to us, we may not be able to conduct our business.

•	We have substantial international operations and face political, legal and other risks from our operations in foreign jurisdictions.

•	Our operations are subject to regulation and require us to maintain a number of governmental licenses and permits, without which we may not be able to conduct our business. These regulations are subject to change which could lead to significantly increased costs and an adverse impact on our operations.

•	The covenants in our debt instruments restrict our financial and operational flexibility.

•	We are exposed to contingent liabilities that could result in material losses that we have not reserved against.

•	Many of our customers deal predominantly in foreign currencies, so we may be exposed to exchange rate risks and our net loss may suffer due to currency translations.

•	Our access to capital is likely to be limited.

•	Our international corporate structure limits the availability of our consolidated cash resources for intercompany funding purposes and reduces our financial restructuring flexibility.

•	Our Global Marine subsidiary faces significant financial challenges and must successfully restructure its operations to ensure its continued viability.

•	Commencing December 9, 2003, ST Telemedia became our majority stockholder and exercises substantial control over our business.

•	We and certain of our current and former officers and directors are involved in various governmental investigations and lawsuits.

For a more detailed description of these risks and additional risk factors, please see Item 1 – “Business – Cautionary Factors That May Affect Future Results,” in our annual report on Form 10-K for the year ended December 31, 2002.

(c)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Debtors’ Plan of Reorganization, as modified, of Global Crossing Ltd. dated as of December 4, 2003 (filed herewith).
4.1	Indenture dated as of December 9, 2003, among Global Crossing Limited, Global Crossing North American Holdings, Inc. (“GCNAH”), Certain Guarantors and Wells Fargo Bank, relating to $200 million original principal amount of 11% Senior Secured Notes of GCNAH (filed herewith).
4.2	Global Security Agreement dated as of December 9, 2003, among GCNAH, Global Crossing Limited (formerly GC Acquisition Ltd.) Certain Guarantors and Wells Fargo Bank (filed herewith).
4.3	Affiliate Subordination Agreement dated as of December 9, 2003, among GCNAH, Global Crossing Limited (formerly GC Acquisition Ltd.) Certain Guarantors and Wells Fargo Bank (filed herewith).
99.1	Consolidated balance sheet of Global Crossing Limited and subsidiaries as of December 9, 2003 (filed herewith).
99.2	Liquidating Trust Agreement dated as of December 9, 2003 among Global Crossing Ltd. and its debtor subsidiaries signatory thereto and the individuals signatory thereto in their capacity as the liquidating trustee (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2003

GLOBAL CROSSING LIMITED

By:	/s/ DANIEL O’BRIEN

Name:	Daniel O’Brien
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Debtors’ Plan of Reorganization, as modified, of Global Crossing Ltd. dated as of December 4, 2003 (filed herewith).
4.1	Indenture dated as of December 9, 2003, among Global Crossing Limited, Global Crossing North American Holdings, Inc. (“GCNAH”), Certain Guarantors and Wells Fargo Bank, relating to $200 million original principal amount of 11% Senior Secured Notes of GCNAH (filed herewith).
4.2	Global Security Agreement dated as of December 9, 2003, among GCNAH, Global Crossing Limited (formerly GC Acquisition Ltd.) Certain Guarantors and Wells Fargo Bank (filed herewith)
4.3	Affiliate Subordination Agreement dated as of December 9, 2003, among GCNAH, Global Crossing Limited (formerly GC Acquisition Ltd.) Certain Guarantors and Wells Fargo Bank (filed herewith).
99.1	Consolidated balance sheet of Global Crossing Limited and subsidiaries as of December 9, 2003 (filed herewith).
99.2	Liquidating Trust Agreement dated as of December 9, 2003 among Global Crossing Ltd. and its debtor subsidiaries signatory thereto and the individuals signatory thereto in their capacity as the liquidating trustee (filed herewith).